UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2009

Heritage Oaks Bancorp
(Exact name of Registrant as specified in its charter)

California	000-05020	77-0388249
(State or other jurisdiction	(File number)	(I.R.S.Employer
of incorporation)	Identification No.)

545 12th Street, Paso Robles CA		93446
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code                     (805) 369-5200

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 22, 2009, the board of directors of Heritage Oaks Bank Bancorp (“Company”) (NASDAQ: HEOP), amended Section 3.2 of the Company’s Bylaws as required by the Company’s recent issuance of securities to the United States Treasury Department.  The amendment, which is attached to this 8-K as exhibit 3.1, obligates the Company to increase the size of its board by two if the Company fails to pay dividends for a total of six quarterly dividend payments on the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred”) at any time that shares Series A Preferred remain outstanding.  The foregoing description of the amendment is qualified by reference to the complete text of the amendment attached as exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Bylaws

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2009	HERITAGE OAKS BANCORP

By: /s/ Lawrence P. Ward
Lawrence P. Ward
President & CEO